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                                                                      EXHIBIT 1

                             EXHIBIT TO SCHEDULE 13G

                       PERRY COUNTY FINANCIAL CORPORATION
                              CUSIP No. 71447Q-10-4


    Pursuant to Regulation Section 240.13d-1(k)(1)(iii) the undersigned agree that the foregoing statement is filed on behalf of each of them.



                                                   THE ROOSEVELT GROUP, L.L.C.


Dated: January 18, 1999                       By: /s/ Daniel G. O'Donnell
                                                  -----------------------------
                                                  Daniel G. O'Donnell, Secretary



                                                  BRADSHAW CAPITAL MANAGEMENT,
                                                  L.L.C.


Dated: January 18, 1999                       By: /s/ Stanley J. Bradshaw
                                                  -----------------------------
                                                  Stanley J. Bradshaw, President